UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

January 16, 2013

Date of Report (Date of earliest event reported)

BCM ENERGY PARTNERS, INC.

(Exact name of registrant as specified in its charter)

Delaware	000-53176	47-0948014
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

5005 Riverway, Suite 350 Houston, TX	77056
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code (713) 623-2003

301 St. Charles, Floor 3, New Orleans, LA 70130
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[  ]     Written communications pursuant to Rule 425 under Securities Act (17 CFR 230.425)

[  ]     Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ]     Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ]     Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Section 1 – Registrant’s Business and Operations

Item 1.01. Entry into a Material Definitive Agreement.

(a)	Purchase Agreement; Convertible Promissory Note; and Assignment, Bill of Sale and Conveyance

On January 16, 2013, BCM Energy Partners, Inc. (the “Company”) entered into a Purchase Agreement (the “Purchase Agreement”) with ET-LA, LLC and ET-LA (2), LLC (collectively, the “Seller”) under which the Company agreed to buy 53 oil wells and associated leases described in the Purchase Agreement. The property to be acquired consists of 26 leases covering approximately 926.25 gross acres in Gregg County, Texas, approximately 529.50 gross acres in Rusk County, Texas and approximately 651.01 gross acres in Wood County, Texas (the “Property”). The purchase price consisted of $300,000 in cash and a Convertible Promissory Note made payable by the Company to the Seller in the original principal amount of $2,500,000 (the “Convertible Note”).

The Convertible Note bears interest at the annual rate of 8%, compounded monthly, and will be payable 24 months after closing (the “Maturity Date”). The Company’s obligations under the Convertible Note are unsecured. The principal of and accrued interest under the Convertible Note are convertible into shares of the Company’s common stock at the “Conversion Price” at the option of the Seller before the Maturity Date or automatically upon the occurrence of an “Automatic Conversion Event.” An “Automatic Conversion Event” consists of an underwritten public offering of the Company’s common stock under the Securities Act of 1933 raising gross proceeds of at least $5,000,000. The “Conversion Price” is the lesser of $2.90 or 80% of the price at which the Company sells its common stock in a public offering in connection with an Automatic Conversion Event. The Conversion Price is proportionately adjusted upon a stock split, reverse stock split, or other subdivision or recombination of the Company’s common stock, or if the Company pays a dividend or makes a distribution on outstanding common stock with additional common stock or securities convertible into common stock. Under the Convertible Note, the Company has granted to the Seller “piggyback” registration rights if the Company registers its securities, with certain exceptions.

This description of the Purchase Agreement, the Convertible Note and the Assignment is qualified in its entirety by reference to the copies of the Purchase Agreement, the Convertible Note and the Assignment, which the Company intends to file as exhibits to an amendment to this Current Report on Form 8-K or its periodic report filed with the Securities and Exchange Commission.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BCM ENERGY PARTNERS, INC.

Date: February 6, 2013	By:	/s/ David M. Beach
	Name:	David M. Beach
	Title:	President, Chief Executive Officer and Chief Financial Officer